UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 18, 2018

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2018, Novo Integrated Sciences, Inc. (the “Company”) and Novo Healthnet Limited, a wholly owned Canadian subsidiary of the Company (“NHL”), entered into a Share Exchange Agreement (the “SEA”) with CannaPiece Group Inc. (“CannaPiece”).

Pursuant to the terms of the SEA, CannaPiece agreed that it would issue to NHL shares representing 25% of CannaPiece’s outstanding shares, which shares are valued at CAD $25,000,000 ($18,672,500) in the aggregate, based on an agreed pre-revenue, post-licensing valuation of CannaPiece in the amount of CAD $100,000,000 ($74,690,000). The CannaPiece shares will be shares of a new class (the “New Class”) to be created by CannaPiece following execution of the SEA. The New Class will be convertible into common shares on a basis that ensures that the aggregate number of common shares in the capital of CannaPiece into which the CannaPiece shares are convertible will be equal to 25% of all issued and outstanding CannaPiece stock. The New Class will otherwise have rights equivalent to the common shares of CannaPiece.

In exchange for the issuance of the CannaPiece shares to NHL, the Company agreed to issue to CannaPiece CAD $25,000,000 ($18,672,500) worth of Company restricted common stock. The number of shares of Company common stock to be issued will be based on a per share price of $0.92, as determined by establishing the 30-trading day closing average ($1.15 per share) on October 10, 2018, the execution date of the binding letter of intent between the parties, with a 20% discount to the determined average.

In addition, CannaPiece agreed to execute one or more subscription agreements for Company common stock with an aggregate value of CAD $5,000,000 (approximately $3,734,500) no later than January 7, 2019. CannaPiece’s obligation is independent of the closing of the exchange. The parties agreed that the per share price for the subscription agreements will be $0.92 per share, determined by establishing the 30-trading day closing average ($1.15 per share) on October 10, 2018, the execution date of the binding letter of intent among the parties, with a 20% discount to the determined average. Of this aggregate subscription amount, $501,929 was paid prior to execution of the SEA. In addition, on December 18, 2018, the Company accepted a $1,867,250 subscription agreement from CannaPiece for 2,029,620 shares of the Company’s restricted common stock, resulting in an effective price per share of $0.92.

The Company and NHL together have the right to appoint one board member, with voting rights, to CannaPiece’s board of directors, and CannaPiece has the right to appoint one board member, with voting rights, to the Company’s Board of Directors. As of the closing, the Company and CannaPiece will take such actions as required to expand the size of each board of directors such that the Company and CannaPiece can each appoint one member to the other party’s board of directors.

The obligation of the parties to close the exchange is subject to customary closing conditions. The parties also agreed that the Company’s shares issued to CannaPiece and the CannaPiece shares issued to NHL pursuant to the terms of the SEA will be held in escrow until the earlier of the termination date (June 1, 2019, as the same may be amended by the parties) or the date on which CannaPiece receives approved Licensed Producer Status under the Cannabis Act (Canada) and its associated regulations.

The SEA may be terminated in certain circumstances including, among others, by the mutual written consent of the Company, NHL and CannaPiece; and by the Company and NHL, or by CannaPiece, if certain closing conditions have not been met by June 1, 2019.

The foregoing description of the SEA does not purport to be complete and is qualified in its entirety by reference to the full text of the SEA, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted on at the Company’s Annual Meeting by written consent of the stockholders effective December 18, 2018.

(a)	Robert Mattacchione was elected Chairman of the Board of Directors, and each of Pierre Dalcourt, Christopher David and Michael Gaynor was elected as a director, each to serve until his resignation or replacement, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
180,249,761 (1)	—	—	—

(1)	Represents 86.48% of the Company’s outstanding shares as of December 18, 2018. Represents shares owned by ALMC-ASAP Holdings, Inc. (128,934,704 shares, representing 61.86% of the Company’s outstanding shares as of December 18, 2018), 1218814 Ontario Inc. (33,877,929 shares, representing 16.25% of the Company’s outstanding shares as of December 18, 2018), and Michael Gaynor Family Trust (17,437,128 shares, representing 8.37% of the Company’s outstanding shares as of December 18, 2018). Votes from other stockholders were not solicited.

(b)	All prior actions taken by the Company’s stockholders and the Company’s board of directors during the previous 12 months were confirmed and ratified, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
180,249,761 (1)	—	—	—

(1)	Represents 86.48% of the Company’s outstanding shares as of December 18, 2018. Represents shares owned by ALMC-ASAP Holdings, Inc. (128,934,704 shares, representing 61.86% of the Company’s outstanding shares as of December 18, 2018), 1218814 Ontario Inc. (33,877,929 shares, representing 16.25% of the Company’s outstanding shares as of December 18, 2018), and Michael Gaynor Family Trust (17,437,128 shares, representing 8.37% of the Company’s outstanding shares as of December 18, 2018). Votes from other stockholders were not solicited.

Item 7.01. Regulation FD Disclosure.

On December 21, 2018, the Company issued a press release announcing that the Company and CannaPiece entered into the SEA and closed on a $1,867,250 subscription agreement. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement dated December 18, 2018 by and among the registrant, Novo Healthnet Limited and CannaPiece Group Inc.

99.1	Press release of the registrant dated December 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: December 21, 2018	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer